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                       Consent of Independent Auditors


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-76605 of American Axle & Manufacturing, Inc. of our report dated February 5, 1999, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

                                                /s/ Deloitte & Touche LLP

Detroit, Michigan
May 4, 1999